Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2018 relating to the consolidated financial statements and financial statement schedule of Cincinnati Bell Inc. and the effectiveness of Cincinnati Bell Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Cincinnati Bell, Inc. for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

July 2, 2018